Exhibit 99.1
Investor and Financial Contacts:
Eileen Pattinson
Investor Relations
(760) 603-7208
FOR IMMEDIATE RELEASE
Life Technologies Announces Fourth Quarter and Fiscal Year 2009 Results
Fourth quarter GAAP earnings per share of $0.26, and non-GAAP earnings per share of $0.80
Free cash flow of $187 million in the fourth quarter, and full year free cash flow of $534 million
CARLSBAD, CA, January 28, 2010 - Life Technologies Corporation (NASDAQ: LIFE) today announced results for its fourth quarter and full year ending December 31, 2009. Non-GAAP revenue for the fourth quarter was $874 million, resulting in full year non-GAAP revenues of $3.30 billion, an increase of 5 percent over the $3.14 billion reported for 2008, as if Invitrogen and Applied Biosystems had been combined. Excluding the impact of currency and completed divestitures, organic revenue for the quarter grew 11 percent over the same period in the previous year and full year organic growth for 2009 was 7 percent.
“I’m very pleased with our organic growth in the fourth quarter and throughout 2009,” said Gregory T. Lucier, Chairman and Chief Executive Officer of Life Technologies. “Our results, on both the top and the bottom line, demonstrate the value we have been able to bring to our shareholders by combining the best of Invitrogen and Applied Biosystems to create a technological leader in the life sciences. Moving forward, we aim to leverage those strengths to further expand our position in areas such as sequencing, applied markets and clinical applications.”
Fourth quarter GAAP diluted earnings per share were $0.26, which includes $0.29 per share of acquisition related intangible amortization expense, $0.04 per share of non-cash interest expense associated with the adoption of FSP APB14-1, and $0.19 per share of business integration costs and other items. In addition, GAAP earnings per share include $0.02 per share of accelerated amortization of debt issuance cost resulting from the early payment of debt incurred as a result of the Applied Biosystems merger. On a non-GAAP basis, which excludes these items, diluted earning per share was $0.80.
For the full year GAAP diluted earnings per share were $0.80, which includes $1.43 per share of acquisition related amortization expense, $0.17 per share of non-cash interest expense associated with the adoption of convertible debt accounting guidance (FSP APB14-1), $0.59 per share of business integration costs and other items, and $0.05 per share of accelerated amortization of debt issuance cost resulting from the early payment of debt. On a non-GAAP basis, which excludes these items, diluted earnings per share were $3.04.
Analysis of Fourth Quarter 2009 and Fiscal Year 2009 Results
•	Fourth quarter non-GAAP 2009 revenue increased 14 percent over the previous year as if Invitrogen and Applied Biosystems had been combined for the entire fourth quarter in 2008. Revenue growth without the impact from currency and completed divestitures was 11 percent, which was a result of double-digit growth in Europe and Asia Pacific and high single-digit growth in the Americas and Japan. Revenue from foreign currency exchange had a positive 4-point effect on reported revenue growth. The completed divestiture of the SQL*LIMS business had a negative 1 point effect on reported revenue growth.

•	Full year 2009 non-GAAP revenue increased 5 percent over the previous year. Excluding the impact of currency and completed divestitures, revenue growth was 7 percent organically

•	Non-GAAP gross margin in the fourth quarter was 65 percent, an improvement of 130 basis points over the prior year. Gross margin expansion was a result of positive price realization across the portfolio, positive currency impact, synergy realization and lower royalty expense slightly offset by the negative impact of lower royalty revenue. Full year non-GAAP gross margin was 66.3 percent, an increase of 70 basis points over prior year. Full year gross margin expansion was a result of positive price realization, lower royalty expense and synergy realization, offset partially by the negative impact of lower royalty revenue and currency.

•	Non-GAAP operating margin was 25.8 percent in the fourth quarter, representing an increase of approximately 300 basis points over the same period in 2008. The increase in operating margin primarily resulted from gross margin expansion and synergies. Full year operating margin was 26.6 percent; an increase of 300 basis points over the prior year, resulting from improved gross margin and decreased headcount and travel related expenses; partially offset by increases in depreciation and purchased services costs.

•	Fourth quarter non-GAAP tax rate was 26.2 percent and 28.5 percent for the full year. The tax rate in the fourth quarter was lower than in previous quarters due to a shift of pre-tax income to lower tax rate jurisdictions such as Singapore.

•	Diluted weighted shares outstanding were 187.3 million in the fourth quarter.

•	Cash flow from operating activities for the fourth quarter was $264 million. Fourth quarter capital expenditures were $77 million and resulting free cash flow was $187 million. Full year cash flow from operating activities was $715 million, capital expenditures were $181 million and free cash flow was $534 million. The company ended the year with $648 million in cash and short-term investments, including $41 million held as restricted cash.
Business Highlights:
•	Molecular Biology Systems division revenue was $422 million in the fourth quarter, an increase of approximately 19 percent over the same period last year. Excluding the impact from currency, organic revenue growth was 15 percent. For the full year revenue was $1.58 billion, an increase of 7 percent over 2008. Excluding the impact from currency, organic revenue growth for the full year was 9 percent. Organic growth was a result of increases in all business units with a few highlights as follows:
o	Demand for the company’s Influenza A (H1N1) related products, which now serve as the defacto standard for global surveillance, contributed approximately $45M in revenues or 3 points to full-year growth.

o	Continued expansion of the leading line of TaqMan® assays including the introduction of a new line of real-time PCR assays that enable researchers to rapidly detect and quantify proteins in human cell samples.

o	Strong demand for whole workflow solutions ranging from sample preparation kits, including the Ambion® suite of products, library generation kits for next generation sequencing and TaqMan® assays for validation studies.
•	Genetic Systems division revenue was $234 million in the fourth quarter, an increase of 16 percent over the same period last year. Excluding the impact from currency and the completed divestiture of the SQL*LIMS business, organic revenue growth was 13 percent. Revenue for the full year equaled $907 million, an 8 percent increase over 2008. Excluding the impact of currency and completed divestitures, organic revenue grew 9 percent, as a result of the following areas:
o	Double-digit growth for consumable kits and capillary electrophoresis instruments sold into applied markets such as forensics and environmental testing.

o	Continued innovation of the SOLiD platform including two major system launches, SOLiD 3 and SOLiD 3 Plus, which increased throughput 10-fold and doubled read length output.
•	Cell Systems division revenue was $211 million in the fourth quarter, an increase of 6 percent over the same period last year. Excluding the impact from currency, organic revenue grew 4 percent year over year. Full year revenue was $789 million, representing flat growth year over year. Excluding the impact from currency, full year organic growth was 4 percent, as a result of the following areas:
o	Weakness in sales to pharmaceutical and biotech customers was offset by strong demand from academic and government accounts.

o	New product launches including Dynabeads® SSEA-4, which separates differentiated stem cells addressing a key challenge in translational research.

o	Strong price realization across business units and in particular on the innovative GIBCO® cell culture bottles.
•	The Mass Spectrometry division, the company’s joint venture with MDS Analytical Technologies, contributed $16 million in other income for the quarter. Revenues were $130 million, an increase of 14 percent over prior year. Excluding the impact from currency, organic growth was 7 percent. For the full year, the joint venture contributed $46 million in other income. Revenues were $492 million, a year over year decrease of 2 percent and a decline of 1 percent organically. As announced on September 2nd, a definitive agreement has been signed to sell the company’s ownership stake in the division to Danaher Corporation. The transaction is expected to close shortly.

•	Regional organic growth rates for the quarter, excluding the impact from the company’s mass spectrometry joint venture, were as follows compared to the same quarter of the prior year: the America’s increased 9 percent, Europe 11 percent, Asia Pacific 23 percent, and Japan 9 percent. For the full year regional organic growth rates were as follows: the Americas increased 4 percent, Europe 9 percent, Asia Pacific 25 percent and Japan 4 percent.
•	Orders transacted through Life Technologies eCommerce channels reached record levels in the Americas and Europe, accounting for 65 percent, and 39 percent of all transactions respectively. Approximately 33 percent of consumables revenues now flow through eCommerce channels.

•	The company achieved over $100 million in synergies in 2009.

•	Fourth quarter company and technology highlights include
o	Introduction of a new generation of forensic DNA kits with chemistry reagents designed to address the increasing challenges facing 21st century forensic laboratories. The new AmpFℓSTR® Identifiler® Direct, Identifiler® Plus and NGM™ PCR Amplification Kits provide a new level of performance, efficiency and data quality, enabling faster recovery of more DNA results from a wider range of samples.

o	Launch of a first of its kind flow cytometry system, Attune™, designed to use sound waves to precisely control the movement of cells. The launch of this instrument represents entry into the $1.4 billion dollar flow cytometry market.

o	Signing of a definitive agreement to acquire BioTrove, Inc. BioTrove’s primary technology is the OpenArray® platform, a high throughput gene expression and genotyping analysis system based on a flexible array format that enables researchers to perform more than 3,000 PCR genotyping or qPCR gene expression assays at a time.
Fiscal Year 2010 Outlook
Subject to the risk factors detailed in the Safe Harbor Statement section of this release, the company provided its expectations for fiscal year 2010 financial performance. Organic revenues are expected to increase in the mid- to high-single digits. This level of organic revenue growth is expected to result in approximately $3.30 to $3.50 of non-GAAP earnings per share. Including the hedges already in place, currency is expected to have a positive impact of 1 to 2 percentage points on revenue growth rates in 2010. The company will provide further detail on its business outlook during the conference call today.
Use of Pro-forma statements for comparison purposes
Posted on the Company’s investor relations Web site is a quarterly pro-forma 2008 Income Statement, down to operating income, for the combined companies of Invitrogen and Applied Biosystems. Also provided is quarterly revenue detail for each of Life Technologies’ technology divisions. These pro-forma income statements are meant for reference only and represent what the company profitability would have been if Invitrogen and Applied Biosystems had been combined during those years. Interested parties may access this document at www.lifetechnologies.com/corporate/investor relations/financial reports/GAAP Reconciliations. In addition, incorporated in this press release is a table comparing the current quarter results to the same quarter from the previous year using the pro-forma data provided in the table titled Life Technologies Corporate Condensed Non-GAAP and Reconciliation of Non-GAAP Adjustments. All comparisons of financial results from revenue to operating income will use the provided pro-forma statements.

Conference Call and Webcast Details
The company will discuss its financial and business results as well as its business outlook on its conference call at 8:30 AM EST today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the company’s Investor Relations Web site at www.lifetechnologies.com. The webcast can be accessed through the investor relations page of the Life Technologies’ website at www.lifetechnologies.com. Alternatively, callers may listen to the live conference call by dialing 866.700.0133 (domestic) or 617.213.8831 (international) and use passcode 94975883. A replay of the webcast will be available on the Company’s website through Thursday, February 18, 2010.
In addition, the company will hold a post-earnings Q&A call for analysts and investors on the same day at 11:00 AM EST. The webcast can be accessed through the investor relations page of the Life Technologies’ website at www.lifetechnologies.com. Alternatively, callers may listen to the live conference call by dialing 866.713.8564 (domestic) or 617.597.5312 (international) and use passcode 33915232. A replay of the webcast will be available on the Company’s website through Thursday, February 18, 2010.
About Life Technologies
Life Technologies Corporation (NASDAQ: LIFE) is a global biotechnology tools company dedicated to improving the human condition. Our systems, consumables and services enable researchers to accelerate scientific exploration, driving to discoveries and developments that make life even better. Life Technologies customers do their work across the biological spectrum, working to advance personalized medicine, regenerative science, molecular diagnostics, agricultural and environmental research, and 21st century forensics. Life Technologies had sales of $3.3 billion in 2009, employs approximately 9,600 people, has a presence in approximately 160 countries, and possesses a rapidly growing intellectual property estate of approximately 3,600 patents and exclusive licenses. Life Technologies was created by the combination of Invitrogen Corporation and Applied Biosystems Inc., and manufactures both in-vitro diagnostic products and research use only-labeled products. For more information on how we are making a difference please visit our Website: www.lifetechnologies.com.
Safe Harbor Statement
This press release includes forward-looking statements about our anticipated results that involve risks and uncertainties. Some of the information contained in this press release, including, but not limited to, statements as to, financial projections, including revenue and non-GAAP earnings per share, momentum in 2010, plans to sustain and expand organic growth and increase operating margins, industry trends and Life Technologies’ plans, objectives, expectations and strategy for its business, contains forward-looking statements that are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings made by Life Technologies with the Securities and Exchange Commission. Life Technologies undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

LIFE TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

	For the three months				For the three months
(in thousands, except per share data)	ended December 31, 2009				ended December 31, 2008(11)
(unaudited)	GAAP	Adjustments		Non-GAAP	GAAP		Adjustments		Non-GAAP
Revenues	$871,115	$2,983	(2)	$874,098	$540,618		$4,262	(2)	$544,880
Cost of revenues	306,145	—		306,145	227,008		(29,355	)(3)	197,653
Purchased intangibles amortization	69,345	(69,345	)(4)	—	34,880		(34,880	)(4)	—

Gross profit	495,625	72,328		567,953	278,730		68,497		347,227

Gross margin	56.9%			65.0%	51.6%				63.7%
Operating expenses:
Selling, general and administrative	252,996	(2,225	)(5)	250,771	151,750		(867	)(5)	150,883
Research and development	92,251	(811	)(5)	91,440	47,270		(280	)(5)	46,990
Purchased in-process research and development	1,692	(1,692	)(4)	—	74,386		(74,386	)(4)
Business consolidation costs	33,308	(33,308	)(6)	—	22,557		(22,557	)(6)	—

Total operating expenses	380,247	(38,036)		342,211	295,963		(98,090)		197,873

Operating income	115,378	110,364		225,742	(17,233)		166,587		149,354
Operating margin	13.2%			25.8%	-3.2%				27.4%
Interest income	1,606	—		1,606	4,060		—		4,060
Interest expense	(47,282)	10,975	(7)	(36,307)	(33,171)		10,285	(7)	(22,886)
Loss on early retirement of debt	(5,665)	5,665	(8)	—	—		—		—
Other income(expense), net	7,172	4,572	(9)	11,744	4,896		2,146	(9)	7,042

Total other income(expense), net	(44,169)	21,212		(22,957)	(24,215)		12,431		(11,784)

Income (loss) from operations before provision for income taxes	71,209	131,576		202,785	(41,448)		179,018		137,570
Income tax provision	(22,297)	(30,862	)(10)	(53,159)	(71,967)		32,807	(10)	(39,160)

Net income	$48,912	$100,714		$149,626	$(113,415)		$211,825		$98,410
Effective tax rate	31.3%			26.2%	-173.6%				28.5%
Add back interest expense for subordinated debt, net of tax	22			22	34				34

Numerator for diluted earnings per share	$48,934	$100,714		$149,648	$(113,381)		$211,825		$98,444

Earnings per common share:
Basic earnings per share	$0.27			$0.84	$(0.95)	(12)			$0.82	(12)

Diluted earnings per share	$0.26			$0.80	$(0.95)	(12)			$0.82	(12)

Weighted average shares used in per share calculation:
Basic	178,665			178,665	119,842				119,842
Diluted	187,343			187,343	119,842				119,842

(1)	The Company reports Non-GAAP results which include write offs of purchased deferred revenue and exclude charges for inventory revaluation, amortization of acquired intangibles, depreciation of acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of the results of operations. In addition, charges related to non-cash interest expense incurred as a result of the retrospective application of the bifurcation requirement between equity and debt prescribed by the Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic of Debt with Conversion and Other Options have been excluded from Non-GAAP results.

(2)	Add back fair value amortization of purchased deferred revenue of $3.0 million and $4.3 million for the three months ended December 31, 2009 and 2008, respectively.

(3)	Add back noncash charges for purchase accounting inventory revaluations of $29.4 million for the three months ended December 31, 2008.

(4)	Add back amortization of purchased intangibles and write off of purchased in-process research and development.

(5)	Add back depreciation of purchase accounting property, plant, and equipment revaluations.

(6)	Add back business consolidation costs.

(7)	Add back charges related to non-cash interest expense as a result of the provision adopted in accordance with the ASC Topic of Debt with Conversion and Other Options of $11.0 million and $10.3 million for the three months ended December 31, 2009 and 2008, respectively.

(8)	Add back loss on early retirement of debt.

(9)	Adjust foreign currency gain on repatriation of cash used for the acquisition of $4.4 million offset with acquired joint venture’s purchase accounting adjustment of $6.5 million for the three months ended December 31, 2008. Adjust foreign currency loss on repatriation of cash used for the acquisition of $0.4 million and acquired joint venture’s purchase accounting adjustment of $4.2 million for the three months ended December 31, 2009.

(10)	Non-GAAP tax differs from GAAP tax expense primarily because certain acquisition related costs such as restructuring, amortization of purchased deferred revenue, charges for inventory revaluation, amortization of acquired intangibles, depreciation of acquired property, plant, and equipment, and in-process research and development are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, GAAP net income includes interest expense with related income tax benefits as a result of the provision adopted in accordance with the ASC Topic of Debt with Conversion and Other Options but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

(11)	Tables represent the GAAP and Non-GAAP stand alone financial statements of Invitrogen Corporation to November 21, 2008 and consolidated financial statements of Life Technologies from November 22 to December 31, 2008.

(12)	Change from prior year as reported due to the provision adopted which required a retrospective application according to the ASC Topic of Debt with Conversion and Other Options.

LIFE TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

	For the year				For the year
(in thousands, except per share data)	ended December 31, 2009				ended December 31, 2008(11)
(unaudited)	GAAP	Adjustments		Non-GAAP	GAAP		Adjustments		Non-GAAP
Revenues	$3,280,344	$22,807	(2)	$3,303,151	$1,620,323		$4,262	(2)	$1,624,585
Cost of revenues	1,173,057	(60,692	)(3)	1,112,365	592,696		(30,764	)(3)	561,932
Purchased intangibles amortization	282,562	(282,562	)(4)	—	86,875		(86,875	)(4)	—

Gross profit	1,824,725	366,061		2,190,786	940,752		121,901		1,062,653

Gross margin	55.6%			66.3%	58.1%				65.4%
Operating expenses:
Selling, general and administrative	987,116	(9,490	)(5)	977,626	499,312		(867	)(5)	498,445
Research and development	337,099	(3,241	)(5)	333,858	142,505		(280	)(5)	142,225
Purchased in-process research and development	1,692	(1,692	)(4)	—	93,287		(93,287	)(4)
Business consolidation costs	112,943	(112,943	)(6)	—	38,647		(38,647	)(6)	—

Total operating expenses	1,438,850	(127,366)		1,311,484	773,751		(133,081)		640,670

Operating income	385,875	493,427		879,302	167,001		254,982		421,983
Operating margin	11.8%			26.6%	10.3%				26.0%
Interest income	4,698	—		4,698	24,595		—		24,595
Interest expense	(192,911)	42,851	(7)	(150,060)	(85,061)		40,159	(7)	(44,902)
Loss on early retirement of debt	(12,478)	12,478	(8)	—
Other income (expense), net	9,362	26,852	(9)	36,214	5,704		2,146	(9)	7,850

Total other income (expense), net	(191,329)	82,181		(109,148)	(54,762)		42,305		(12,457)

Income (loss) from continuing operations before provision for income taxes	194,546	575,608		770,154	112,239		297,287		409,526
Income tax (provision) benefit	(49,952)	(169,314	)(10)	(219,266)	(107,883)		(6,533	)(10)	(114,416)

Income from continuing operations	$144,594	$406,294		$550,888	$4,356		$290,754		$295,110
Income from discontinued operations, net of tax	$—	$—		$—	$1,358		$(1,358)		$—

Net income	$144,594	$406,294		$550,888	$5,714		$289,396		$295,110
Effective tax rate for continuing operations	25.7%			28.5%	96.1%				27.9%
Add back interest expense for subordinated debt, net of tax	170			170	135				135

Numerator for diluted continuing earnings per share	$144,764	$406,294		$551,058	$4,491		$290,754		$295,245

Earnings per common share:
Basic earnings per share from continuing operations	$0.82			$3.13	$0.05	(12)			$2.97	(12)

Basic earnings per share from discontinued operations	$—			$—	$0.01				$—

Diluted earnings per share from continuing operations	$0.80			$3.04	$0.04	(12)			$2.85	(12)

Diluted earnings per share from discontinued operations	$—			$—	$0.01				$—

Weighted average shares used in per share calculation:
Basic	175,872			175,872	99,229				99,229
Diluted	181,415			181,415	103,685				103,685

(1)	The Company reports Non-GAAP results which include write offs of purchased deferred revenue and exclude charges for inventory revaluation, amortization of acquired intangibles, depreciation of acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of the results of operations. In addition, charges related to non-cash interest expense incurred as a result of the retrospective application of the bifurcation requirement between equity and debt prescribed by the Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic of Debt with Conversion and Other Options have been excluded from Non-GAAP results.

(2)	Add back fair value amortization of purchased deferred revenue of $22.8 million and $4.3 million for the year ended December 31, 2009 and 2008, respectively.

(3)	Add back noncash charges for purchase accounting inventory revaluations of $60.7 million and $30.8 million for the year ended December 31, 2009 and 2008, respectively.

(4)	Add back amortization of purchased intangibles and add back in-process research and development charges.

(5)	Add back depreciation of purchase accounting property, plant, and equipment revaluations.

(6)	Add back business consolidation costs.

(7)	Add back charges related to non-cash interest expense as a result of the provision adopted in accordance with the ASC Topic of Debt with Conversion and Other Options of $42.9 million and $40.2 million for the year ended December 31, 2009 and 2008, respectively.

(8)	Add back loss on early retirement of debt.

(9)	Adjust foreign currency gain on repatriation of cash used for the acquisition of $4.4 million offset with acquired joint venture’s purchase accounting adjustment of $6.5 million for the year ended December 31, 2008. Adjust foreign currency loss on repatriation of cash used for the acquisition of $0.9 million and acquired joint venture’s purchase accounting adjustment of $25.9 million for the year ended December 31, 2009.

(10)	Non-GAAP tax differs from GAAP tax expense primarily because certain acquisition related costs such as restructuring, amortization of purchased deferred revenue, charges for inventory revaluation, amortization of acquired intangibles, depreciation of acquired property, plant, and equipment, and in-process research and development are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, GAAP net income includes interest expense with related income tax benefits as a result of the provision adopted in accordance with the ASC Topic of Debt with Conversion and Other Options but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

(11)	Tables represent the GAAP and Non-GAAP stand alone financial statements of Invitrogen Corporation to November 21, 2008 and consolidated financial statements of Life Technologies from November 22 to December 31, 2008.

(12)	Change from prior year as reported due to the provision adopted which required a retrospective application according to the ASC Topic of Debt with Conversion and Other Options.

LIFE TECHNOLOGIES CORPORATION
CONDENSED NON-GAAP STATEMENTS OF OPERATIONS (1)

(in thousands)	For the three months	For the three months
(unaudited)	ended December 31, 2009	ended December 31, 2008(2)
Revenues	$874,098	$763,917
Cost of revenues	306,145	277,572

Gross profit	567,953	486,345
Gross margin	65.0%	63.7%
Operating expenses:
Selling, general and administrative	250,771	233,143
Research and development	91,440	79,236

Total operating expenses	342,211	312,379

Operating income	$225,742	$173,966

Operating margin	25.8%	22.8%

(1)	The Company reports Non-GAAP results which includes the amortization of purchased deferred revenue adjustments and excludes charges for business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	The three months ended December 31, 2008 provides an “as if” Invitrogen and Applied Biosystems were combined for the year beginning January 1, 2008. The results have been adjusted to comply with the Company’s definition of Non-GAAP results as defined in footnote (1). For a reconciliation to GAAP, refer to the reconciliation of historical GAAP consolidated statement of operations to Non-GAAP proforma consolidated statement of operations presented below.

LIFE TECHNOLOGIES CORPORATION
CONDENSED NON-GAAP STATEMENTS OF OPERATIONS (1)

(in thousands)	For the year	For the year
(unaudited)	ended December 31, 2009	ended December 31, 2008(2)
Revenues	$3,303,151	$3,144,624
Cost of revenues	1,112,365	1,082,844

Gross profit	2,190,786	2,061,780
Gross margin	66.3%	65.6%
Operating expenses:
Selling, general and administrative	977,626	996,056
Research and development	333,858	322,658

Total operating expenses	1,311,484	1,318,714

Operating income	$879,302	$743,066

Operating margin	26.6%	23.6%

(1)	The Company reports Non-GAAP results which includes the amortization of purchased deferred revenue adjustments and excludes charges for business conoslidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	The year ended December 31, 2008 provides an “as if” Invitrogen and Applied Biosystems were combined for the year beginning January 1, 2008. The results have been adjusted to comply with the Company’s definition of Non-GAAP results as defined in footnote (1). For a reconciliation to GAAP, refer to the reconciliation of historical GAAP consolidated statement of operations to Non-GAAP proforma consolidated statement of operations presented below.

LIFE TECHNOLOGIES CORPORATION
RECONCILIATION OF HISTORICAL GAAP CONSOLIDATED STATEMENT OF OPERATIONS
TO NON-GAAP PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

	For three months	For October 1, 2008 -
	ended December 31, 2008	November 21, 2008
(in thousands)	Life Technologies Historical	Applied Biosystems
(unaudited)	GAAP	GAAP basis(2)	Adjustments		Total(1)
Revenues	$540,618	$228,911	$(5,612	)(3) (6) (10)	763,917
Cost of revenues	227,008	83,093	(32,529	)(3) (4) (6)	277,572
Purchased intangibles amortization	34,880	1,739	(36,619	)(5) (6)	—

Gross profit	278,730	144,079	63,536		486,345

Gross margin

Operating expenses:
Selling, general and administrative	151,750	83,893	(2,500	)(6)	233,143
Research and development	47,270	31,966	—		79,236
Purchased in-process research and development	74,386	—	(74,386	)(7)	—
Employee-related charges, asset impairments, and other	—	61,101	(61,101	)(8)	—
Business consolidation costs	22,557	28,087	(50,644	)(6) (9)	—

Total operating expenses	295,963	205,047	(188,631)		312,379

Operating income	$(17,233)	$(60,968)	$252,167		$173,966

(1)	Balance represents non-GAAP earnings as if the merger between Invitrogen and Applied Biosystems commenced prior to January 1, 2008. The balance combines as reported Life Technologies GAAP figures for both Companies and excludes costs consistent with the Company’s non-GAAP definitions. The Company reports non-GAAP results which include the amortization of purchased deferred revenue adjustments and excludes business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	Balance represents Applied Biosystems historical GAAP results adjusted for year end consistent with Life Technologies fiscal year end and for restatement of historical results to be consistent with equity method accounting for the Company’s investment in the MDS/Sciex Joint Venture. Includes results for the period from October 1, 2008 to November 21, 2008.

(3)	Includes the elimination of intercompany sales of $1.9 million.

(4)	Add back noncash charges for purchase accounting inventory revaluation of $29.4 million for the three months ended December 31, 2008.

(5)	Add back amortization of purchased intangibles of $36.6 million.

(6)	Adjustments related to configuration of 4-4-5 closing period to calendar quarter period

(7)	Add back purchased in-process research and development charges of $74.4 million.

(8)	Add back one-time acceleration of stock compensation charges of $61.1 million.

(9)	Add back business consolidation costs of $50.6 million.

(10)	Add back fair value amortization of purchased deferred revenue of $4.3 million.

LIFE TECHNOLOGIES CORPORATION
RECONCILIATION OF HISTORICAL GAAP CONSOLIDATED STATEMENT OF OPERATIONS
TO NON-GAAP PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

	For the year	For October 1, 2008 -
	ended December 31, 2008	November 21, 2008
(in thousands)	Life Technologies Historical	Applied Biosystems
(unaudited)	GAAP(10)	GAAP basis(2)	Adjustments		Total(1)
Revenues	$1,620,323	$1,534,204	$(9,903	)(3) (6)	3,144,624
Cost of revenues	592,696	535,053	(44,905	)(3) (4) (6)	1,082,844
Purchased intangibles amortization	86,876	9,574	(96,450	)(5) (6)	—

Gross profit	940,751	989,577	131,452		2,061,780

Gross margin

Operating expenses:
Selling, general and administrative	499,310	496,746	—		996,056
Research and development	142,506	180,152	—		322,658
Purchased in-process research and development	93,287	—	(93,287	)(7)
Employee-related charges, asset impairments, and other	—	61,101	(61,101	)(8)
Business consolidation costs	38,647	45,442	(84,089	)(6) (9)	—

Total operating expenses	773,750	783,441	(238,477)		1,318,714

Operating income	$167,001	$206,136	$369,929		$743,066

(1)	Balance represents non-GAAP earnings as if the merger between Invitrogen and Applied Biosystems commenced prior to January 1, 2008. The balance combines as reported Life Technologies GAAP figures for both Companies and excludes costs consistent with the Company’s non-GAAP definitions. The Company reports non-GAAP results which include the amortization of purchased deferred revenue adjustments and excludes business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	Balance represents Applied Biosystems historical GAAP results adjusted for year end consistent with Life Technologies fiscal year end and for restatement of historical results to be consistent with equity method accounting for the Company’s investment in the MDS/Sciex Joint Venture. Includes results for the period from October 1, 2008 to November 21, 2008.

(3)	Includes the elimination of intercompany sales of $14.2 million.

(4)	Add back noncash charges for purchase accounting inventory revaluation of $30.8 million for the year ended December 31, 2008.

(5)	Add back amortization of purchased intangibles of $96.5 million.

(6)	Adjustments related to configuration of 4-4-5 closing period to calendar quarter period

(7)	Add back purchased in-process research and development charges of $93.3 million.

(8)	Add back one-time acceleration of stock compensation charges of $61.1 million.

(9)	Add back business consolidation costs of $84.1 million.

(10)	Includes Invitrogen results from January 1 — November 21, 2008 and Life Technologies results from November 22, 2008 — December 31, 2008.

LIFE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year
	ended December 31,
(in thousands)(unaudited)	2009	2008
Net income	$144,594	$5,714
Add back amortization and share-based compensation	453,563	133,865
Add back depreciation	115,691	45,677
Add back purchased in-process research and development	—	93,287
Balance sheet changes	(86,263)	(20,877)
Other noncash adjustments	86,886	108,116

Net cash provided by operating activities	714,471	365,782
Capital expenditures	(180,631)	(81,886)

Free cash flow	533,840	283,896
Net cash used in provided by investing activities	(77,367)	(2,807,823)
Net cash used in financing activities	(242,341)	2,301,402
Effect of exchange rate changes on cash	46,525	(47,690)

Net increase (decrease) in cash and cash equivalents	$260,657	$(270,215)

LIFE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2009	2008(1)
(in thousands)	(unaudited)
ASSETS
Current assets:
Cash and short-term investments	$648,074	$448,317
Trade accounts receivable, net of allowance for doubtful accounts	591,058	580,907
Inventories	353,222	420,029
Deferred income taxes	17,144	25,563
Prepaid expenses and other current assets	183,988	137,355

Total current assets	1,793,486	1,612,171

Property and equipment, net	829,032	748,056
Goodwill	3,860,201	3,574,779
Intangible assets, net	2,071,607	2,291,767
Long-term investments	380,167	490,853
Other assets	181,370	181,133

Total assets	$9,115,863	$8,898,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$481,701	$80,000
Accounts payable, accrued expenses and other current liabilities	840,597	821,813
Income taxes	63,548	105,429

Total current liabilities	1,385,846	1,007,242

Long-term debt	2,620,089	3,396,420
Pension liabilities	155,934	201,833
Income taxes	811,340	739,343
Other long-term liabilities	115,986	97,383
Stockholders’ equity	4,026,668	3,456,538

Total liabilities and stockholders’ equity	$9,115,863	$8,898,759

(1)	December 31, 2008 Consolidated Balance Sheet includes the impacts of the retrospective application of the bifurcation requirement prescribed by the ASC Topic of Debt with Conversion and Other Options and the reclassification of amounts to conform with equity method presentation of the Company’s investment in the MDS/Sciex joint venture.